Exhibit 1                                                    Page 1 of 11 Pages


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                              (Amendment No. __)*


                           Foamex International Inc.
-------------------------------------------------------------------------------
                               (Name of Issuer)


                                 Common Stock
-------------------------------------------------------------------------------
                        (Title of Class of Securities)


                                  344123 10 4
                    --------------------------------------
                                (CUSIP Number)


               John F. Hartigan, Esq.    Morgan, Lewis & Bockius
                801 South Grand Avenue, Los Angeles, CA  90017
                                (213) 612-2500
-------------------------------------------------------------------------------
         (Name, Address and Telephone Number of Person Authorized to
                      Receive Notices and Communications)


                               December 14, 1993
-------------------------------------------------------------------------------
            (Date of Event which Requires Filing of this Statement)


If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [_].

Check the following box if a fee is being paid with the statement [_]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).
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                                                             Page 2 of 11 Pages

                                 SCHEDULE 13D

CUSIP No. 344123 10 4
---------------------

1   NAME OF REPORTING PERSON
    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
    Lion Advisors, L.P.
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2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*       (a) [_]   (b) [_]

-------------------------------------------------------------------------------
3   SEC USE ONLY

-------------------------------------------------------------------------------
4   SOURCE OF FUNDS*
    OO
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5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS
    2(d) or (e)

-------------------------------------------------------------------------------
6   CITIZENSHIP OR PLACE OF ORGANIZATION
    Delaware
-------------------------------------------------------------------------------
              7   SOLE VOTING POWER
                  1,548,710 shares of Common Stock (including 531,174 shares issuable upon exercise of warrants)
  NUMBER OF   -----------------------------------------------------------------
   SHARES     8   SHARED VOTING POWER
BENEFICIALLY
  OWNED BY    -----------------------------------------------------------------
    EACH      9   SOLE DISPOSITIVE POWER
 REPORTING        1,548,710 shares of Common Stock (including 531,174 shares
PERSON WITH       issuable upon exercise of warrants)
              -----------------------------------------------------------------
              10  SHARED DISPOSITIVE POWER

-------------------------------------------------------------------------------
11  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
    1,548,710 shares of Common Stock (including 531,174 shares issuable upon exercise of warrants)
-------------------------------------------------------------------------------
12  CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*  [_]
-------------------------------------------------------------------------------
13  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
    5.9%
-------------------------------------------------------------------------------
14  TYPE OF REPORTING PERSON*
    PN
-------------------------------------------------------------------------------


*SEE INSTRUCTIONS BEFORE FILLING OUT!

                                                             Page 3 of 11 Pages

                                 SCHEDULE 13D

CUSIP No. 344123 10 4
---------------------

1   NAME OF REPORTING PERSON
    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
    AIF II, L.P.
-------------------------------------------------------------------------------
2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*       (a) [_]   (b) [_]

-------------------------------------------------------------------------------
3   SEC USE ONLY

-------------------------------------------------------------------------------
4   SOURCE OF FUNDS*
    OO
-------------------------------------------------------------------------------
5 CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or (e)

-------------------------------------------------------------------------------
6   CITIZENSHIP OR PLACE OF ORGANIZATION
    Delaware
-------------------------------------------------------------------------------
               7  SOLE VOTING POWER
                  1,548,711 shares of Common Stock (including 531,175 shares issuable upon exercise of warrants)
  NUMBER OF   -----------------------------------------------------------------
   SHARES      8  SHARED VOTING POWER
BENEFICIALLY
  OWNED BY    -----------------------------------------------------------------
    EACH       9  SOLE DISPOSITIVE POWER
 REPORTING        1,548,711 shares of Common Stock (including 531,175 shares
PERSON WITH       issuable upon exercise of warrants)
              -----------------------------------------------------------------
              10  SHARED DISPOSITIVE POWER

-------------------------------------------------------------------------------
11  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
    1,548,711 shares of Common Stock (including 531,175 shares issuable upon exercise of warrants)
-------------------------------------------------------------------------------
12  CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*  [_]
-------------------------------------------------------------------------------
13  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
    5.9%
-------------------------------------------------------------------------------
14  TYPE OF REPORTING PERSON*
    PN
-------------------------------------------------------------------------------


*SEE INSTRUCTIONS BEFORE FILLING OUT!

                                                             Page 4 of 11 Pages

                       STATEMENT PURSUANT TO RULE 13d-1

                                    OF THE

                         GENERAL RULES AND REGULATIONS

                                   UNDER THE

                  SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


Item 1.  Security and Issuer.
------   -------------------

          This Statement on Schedule 13D relates to the Common Stock, par value $0.01 per share ("Common Stock"), of Foamex International Inc., a Delaware corporation (the "Company" or "Foamex"). The principal executive offices of Foamex are located at 823 Waterman Avenue, East Providence, Rhode Island 02914.


Item 2.  Identity and Background.
------   -----------------------

          This Statement is filed jointly by AIF II, L.P., a Delaware limited partnership ("AIF"), and Lion Advisors, L.P., a Delaware limited partnership ("Lion Advisors"). Such persons are collectively referred to herein as the "Reporting Persons."

          AIF is principally engaged in the business of investment in securities. The address of AIF's principal business and its principal office is c/o CIBC Bank and Trust Company (Cayman) Limited, Edward Street, Georgetown, Grand Cayman, Cayman Islands, British West Indies.

          The managing general partner of AIF is Apollo Advisors, L.P., a Delaware limited partnership ("Advisors"). The administrative general partner of AIF is Apollo Fund Administration Limited, a Cayman Islands corporation. Advisors is principally engaged in the business of serving as managing general partner of AIF and another investment fund. Apollo Fund Administration Limited is principally engaged in the business of serving as administrative general partner of AIF and another investment fund. AIF does not have any other general partners.

          The respective addresses of the principal business and principal office of each of Advisors and Apollo Fund Administration Limited are: Apollo Advisors, L.P., Two Manhattanville Road, Purchase, New York 10577; and Apollo Fund Administration Limited, c/o CIBC Bank and Trust Company (Cayman) Limited, Edward Street, Georgetown, Grand Cayman, Cayman Islands, British West Indies.

          Lion Advisors, a limited partnership organized under the laws of the State of Delaware, is principally engaged in the business of serving as advisor to and representative for its clients, including Marely I S.A. ("Marely"), a corporation organized under the laws of France.
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                                                             Page 5 of 11 Pages

The address of Lion Advisors' principal business and its principal office is 1301 Avenue of the Americas, New York, New York 10019. Pursuant to an investment advisory agreement by and between Marely and Lion Advisors (the "Investment Advisory Agreement"), Marely has appointed Lion Advisors as its exclusive investment manager with respect to an investment account, and Lion Advisors has the sole power to vote and dispose of any securities held in such account.

          The general partner of Lion Advisors is Lion Capital Management, Inc. ("Capital Management"), a Delaware corporation, which is principally engaged in the business of serving as general partner of Lion Advisors. The address of the principal business and principal office of Capital Management is c/o Lion Advisors, L.P., 1301 Avenue of the Americas, New York, New York 10019.

          The Reporting Persons may together constitute a "group" within the meaning of Rule 13d-5(b) under the Securities Exchange Act of 1934, as amended.

          Attached as Appendix A to Item 2 is information concerning the principals, executive officers, directors and principal shareholders of the Reporting Persons and other entities as to which such information is required to be disclosed in response to Item 2 and General Instruction C to Schedule 13D.

          Neither the Reporting Persons, Advisors, Apollo Fund Administration Limited, Capital Management nor any of the persons or entities referred to in Appendix A to Item 2 has, during the last five years, been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or state securities laws or finding any violation with respect to such laws.


Item 3.  Source and Amount of Funds or Other Consideration.
------   -------------------------------------------------

          In connection with the consummation on December 14, 1993 of the transactions contemplated by the Company's Registration Statement on Form S-1, as amended (Registration No. 33-69606), declared effective by the Securities and Exchange Commission on December 7, 1993, and the exercise of the option by AIF described below (the "Option"), the Reporting Persons acquired beneficial ownership of an aggregate of 3,097,421 shares of Common Stock of the Company (including 1,062,349 shares of Common Stock issuable upon exercise of warrants exercisable until October 12, 1999 at an exercise price of $12.30 per share).

          The Reporting Persons acquired beneficial ownership of such shares of Common Stock and warrants by virtue of the exchanges made in connection with the consummation of the transactions contemplated by the Registration Statement, by Lion Advisors, on behalf of its client Marely, (a) of certain limited partnership interests in Foamex, L.P., a 99%-owned subsidiary of the Company (the "Limited Partnership Interests"), and (b) warrants to acquire additional Limited Partnership Interests (the "Warrant Limited Partnership Interests"), representing in the aggregate an approximately 18% Limited Partnership Interest, and the exercise of the Option by AIF. Lion Advisors acquired beneficial ownership of the Limited

                                                             Page 6 of 11 Pages

Partnership Interests and the Warrant Limited Partnership Interests on October 12, 1992, in connection with a financing of Foamex, L.P., whereby Lion Advisors, on behalf of its client, Marely, contributed approximately $30.6 million in debentures and cash in exchange for the Limited Partnership Interests and the Warrant Limited Partnership Interests.

          Without considering the exercise of the Option, at the consummation of the transactions contemplated by and described in the Registration Statement, Lion Advisors would have been entitled to receive an aggregate of 3,097,421 shares of Common Stock of the Company (including 1,062,349 shares of Common Stock issuable upon exercise of warrants), and a cash payment of $8,356,500. Pursuant to an option agreement under which Lion Advisors, on behalf of Marely, agreed to grant to AIF at the time Lion Advisors acquired beneficial ownership of the Limited Partnership Interests and the Warrant Limited Partnership Interests in Foamex, L.P., the right to acquire fifty percent of the shares of Common Stock, warrants and cash to be received by Lion Advisors, on behalf of Marely, upon the consummation of the transactions contemplated by and described in the Registration Statement.

          On December 14, 1993, simultaneously with the consummation of the transactions contemplated by and described in the Registration Statement, AIF exercised its rights pursuant to the Option and received 1,548,711 shares of Common Stock (including 531,175 shares issuable upon exercise of warrants) and $4,178,250, in exchange for an Option exercise price generally based upon one-half of the original cost basis of Lion Advisors, on behalf of Marely, for such securities. The funds used by AIF to acquire beneficial ownership of the securities reported hereon were acquired by AIF from capital contributions of its partners available for investment.

          The foregoing response to this Item 3 is qualified in its entirety by reference to the Registration Statement, the full text of which is filed as
Exhibit 1 hereto and incorporated herein by this reference.


Item 4.   Purpose of Transaction.
------    ----------------------

          The Reporting Persons acquired beneficial ownership of the shares of Common Stock described in Item 3 to which this Statement on Schedule 13D relates as a result of the consummation of the transactions contemplated by and described in the Registration Statement described in Item 3 above. Such shares of Common Stock were acquired in the ordinary course of business for investment purposes and not with the purpose of changing or influencing control of the issuer.

          The Reporting Persons may change any of their current intentions, acquire additional shares of Common Stock or sell or otherwise dispose of all or any part of the Common Stock beneficially owned by the Reporting Persons, or take any other action with respect to Foamex or any of its debt or equity securities in any manner permitted by law. Except as disclosed in this Item 4, the Reporting Persons have no current plans or proposals which relate to or would result in any of the events described in Items (a) through (j) of the instructions to Item 4 of Schedule 13D.

                                                             Page 7 of 11 Pages

          The foregoing response to this Item 4 is qualified in its entirety by reference to the Registration Statement, the full text of which is filed as
Exhibit 1 hereto and incorporated herein by this reference.


Item 5.  Interest in Securities of the Issuer.
------   ------------------------------------

          The Reporting Persons acquired beneficial ownership of the shares of Common Stock described in Item 3 to which this Statement on Schedule 13D relates as a result of the consummation of the transactions contemplated by the Registration Statement.

          (a) Lion Advisors indirectly beneficially owns 1,548,710 shares of Common Stock (including 531,174 shares issuable upon exercise of warrants) or 5.9% of the Common Stock outstanding. AIF beneficially owns 1,548,711 shares of Common Stock (including 531,175 shares issuable upon exercise of warrants) or 5.9% of the Common Stock outstanding. The Reporting Persons beneficially own, in the aggregate, 3,097,421 shares of Common Stock (including 1,062,349 shares issuable upon exercise of warrants) or 11.8% of the Common Stock. Beneficial ownership of such shares was acquired as described in Item 3.

          (b) The number of shares of Common Stock as to which there is sole power to vote or to direct the vote, shared power to vote or to direct the vote, sole power to dispose or direct the disposition, or shared power to dispose or direct the disposition for the Reporting Persons is set forth in the cover pages and such information is incorporated herein by this reference.

          (c) Except as disclosed in Item 3 herein, there have been no reportable transactions with respect to the Common Stock within the last 60 days by the Reporting Persons.

          (d) Subject to the terms of the Investment Advisory Agreement, the Reporting Persons have the sole right to receive dividends from, or the proceeds from the sale of, the securities reported hereon.

          (e)  Not applicable.


Item 6.  Contracts, Arrangements, Understandings or Relationships With Respect
------   ---------------------------------------------------------------------
         to the Securities of the Issuer.
         -------------------------------

          The responses to Item 3, Item 4 and Item 5 are incorporated herein by this reference.

          Pursuant to a registration rights agreement between Lion Advisors, on behalf of Marely, and the Company, Lion Advisors has the right to demand the registration at the Company's expense of securities beneficially owned by Lion Advisors. Pursuant to a master agreement among, inter alia, Lion Advisors, on behalf of Marely, and the Company, Lion Advisors has certain investment participation rights with respect to the Company and its securities. In the event that `21' International Holdings, Inc., a stockholder of the Company ("21"), proposes to make additional equity investments in or to acquire additional equity securities of the Company (other than by open market transactions or pursuant to existing management plans), 21 must give notice of such proposed transaction to Lion Advisors. Upon

                                                             Page 8 of 11 Pages

receipt of such notice, Lion Advisors, on behalf of Marely, has the right to participate in any such transaction, on a pro rata basis based upon the number of shares beneficially owned by 21 and Lion Advisors on the same terms as being offered to 21.

          In the event that 21 proposes to transfer or sell more than 3% of the outstanding Common Stock of the Company (other than by an open market sale), to an entity not controlled by 21, 21 must give notice of such proposed transaction to Lion Advisors. Upon receipt of such notice, Lion Advisors, on behalf of Marely, has the right to participate in any such transaction, on a pro rata basis based upon the number of shares beneficially owned by 21 and Lion Advisors on the same terms as being offered to 21.

          In connection with the transfer to AIF of the shares of Common Stock and the warrants to acquire Common Stock, Lion Advisors assigned to AIF that portion of its rights under the registration rights agreement and the master agreement described above which relate to the Common Stock and the warrants reported hereon. Such letter agreement states that AIF and Lion Advisors, on behalf of Marely, will act as a single unit by agreeing to deliver to each other any notice received by either party under the master agreement and by jointly exercising any demand registration rights under the registration rights agreement.


Item 7.  Material to be Filed as Exhibits.
------   --------------------------------

          (1)  Registration Statement.



---------------
* Incorporated by reference to the Registration Statement on Form S-1, as amended (Registration No. 33-69606) as filed with the Securities and Exchange Commission and declared effective on December 7, 1993.

                                                             Page 9 of 11 Pages

                                   SIGNATURE

          After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct and agree that this statement may be filed jointly with Lion Advisors, L.P.


Dated:  December 20, 1993

                                   AIF II, L.P.

                                           By:  Apollo Advisors, L.P.,
                                                Managing General Partner

                                           By:  Apollo Capital Management, Inc.,
                                                General Partner


                                   By:          /s/  Michael D. Weiner
                                           -------------------------------------
                                           Name:  Michael D. Weiner
                                           Title: Vice President, Apollo Capital
                                                  Management, Inc.

                                                            Page 10 of 11 Pages

                                   SIGNATURE

          After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct and agree that this statement may be filed jointly with AIF II, L.P.

Dated:  December 20, 1993

                                   LION ADVISORS, L.P.

                                           By:  Lion Capital Management, Inc.,
                                                General Partner


                                   By:          /s/  Michael D. Weiner
                                           -------------------------------------
                                           Name:  Michael D. Weiner
                                           Title: Vice President, Lion Capital
                                                  Management, Inc.

                                                            Page 11 of 11 Pages

                             APPENDIX A TO ITEM 2

          The following sets forth information with respect to the general partners, executive officers, directors and principal shareholders of AIF, Advisors, which is the managing general partner of AIF, Apollo Capital Management, Inc., a Delaware corporation which is the managing general partner of Advisors ("Apollo Capital"), Apollo Fund Administration Limited ("Administration") which is the administrative general partner of Advisors, Lion Advisors and Lion Capital Management, Inc., a Delaware corporation which is the sole general partner of Lion Advisors ("Capital Management").

          The principal occupation of each of Arthur Bilger, Leon Black, Craig Cogut and John Hannan, each of whom is a United States citizen, is to act as an executive officer and director of Apollo Capital Management and of Capital Management, and each is a limited partner of Advisors and Lion Advisors. The principal business of Advisors and of Lion Advisors is to provide advice regarding investments in securities.

          Mr. Bilger is a Vice President and a director of Apollo Capital and Capital Management. Mr. Bilger's business address is 1999 Avenue of the Stars, Los Angeles, California 90067.

          Mr. Black is the President and a director of Apollo Capital and the President and a director of Capital Management. Mr. Black's business address is Two Manhattanville Road, Purchase, New York 10577.

          Mr. Cogut is a Vice President and a director of Apollo Capital and the Secretary and a Vice President and director of Capital Management. Mr. Cogut's business address is Two Manhattanville Road, Purchase, New York 10577.

          Mr. Hannan is a Vice President and director of Apollo Capital and a Vice President and director of Capital Management. Mr. Hannan's business address is Two Manhattanville Road, Purchase, New York 10577.

          Peter Henry Larder, Michael Francis Benedict Gillooly, Ian Thomas Patrick and Martin William Laidlaw, each of whom is a British citizen, each serves as a director of Administration. Each of the above four individuals is principally employed by CIBC Bank and Trust Company (Cayman) Limited ("CIBC") in the following positions: Mr. Larder, Managing Director; Mr. Gillooly, Deputy Managing Director; Mr. Patrick, Manager-Accounting Services; and Mr. Laidlaw, Senior Fund Accountant. CIBC is a Cayman Islands corporation which is principally engaged in the provision of trust, banking and corporate administration services, the principal address of which is Edward Street, Grand Cayman, Cayman Islands, British West Indies. It provides accounting, administrative and other services to Administration pursuant to a contract. Messrs. Bilger, Black, Cogut and Hannan are the beneficial owners of the stock of Administration.